UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 6, 2024

Strawberry Fields REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-41628	84-2336054
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

6101 Nimtz Parkway
South Bend, Indiana	46628
(Address of principal executive offices)	(Zip Code)

(574) 807-0800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.00001 par value	STRW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1933 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K filed by Strawberry Fields REIT, Inc. (the “Company”) includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Forward-looking statements include, without limitation, statements relating to projected industry growth rates, the Company’s current growth rates and the Company’s present and future cash flow position. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 1.01 Entry Into a Material Definitive Agreement

On August 6, 2024, Strawberry Fields REIT, Inc. (the “Company”) issued approximately NIS 146 million (Approx. $38 million) principal amount of its new Series A Bonds Due in September 2026 (the “Bonds”), pursuant to a Deed of Trust between the Company and Mishmeret Trust Services Company Ltd., an Israeli trust company, as trustee, dated as of August 4, 2024. The Bonds will be listed for trading on the Tel Aviv Stock Exchange. The Bonds are unsecured obligations of the Company denominated in Israeli shekels (NIS). The Company will pay interest on the 2026 Bonds at a rate of 6.97% per year, until the final maturity date of September 30, 2026. The net proceeds of the sale of the Bonds will be used for working capital and general corporate purposes, which may include redemption of the Company’s outstanding debt.

The Bonds have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such registration requirements. The Bonds were offered solely to investors outside the United States and were not offered to, or for the account or benefit of, U.S. Persons (as defined in Regulation S under the Securities Act).

On August 6, 2024, the Company published a press release regarding the sale and issuance of the Bonds. A copy of the Company’s press attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Name	Filed Herewith
10.1	Deed of Trust dated August 4, 2024	*
99.1	Press Release dated August 6, 2024, Regarding Strawberry Fields REIT Inc. Completes Approx. NIS 146 million Issuance on the Tel Aviv Stock Exchange	*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strawberry Fields REIT, INC.

Date:	August 6, 2024

By:	/s/ Moishe Gubin
Moishe Gubin
Chief Executive Officer and Chairman